1 Exhibit 10.1 2738094.v2 HERITAGE FINANCIAL CORPORATION DEFERRED COMPENSATION PLAN RAY PARTICIPATION AGREEMENT This Participation Agreement (“Participation Agreement”) is entered into as of December 18, 2024, effective as of January 1, 2025 (the “Award Date”), by and between HERITAGE FINANCIAL CORPORATION (the “Company”) and MATTHEW T. RAY an employee of the Company (the “Participant”). Except for terms defined herein, any capitalized term in this Participation Agreement has the meaning ascribed to that term under the Heritage Financial Corporation Deferred Compensation Plan, as amended (the “Plan”). WHEREAS, the Company has adopted the Plan, effective July 1, 2012, as amended and restated August 29, 2012 and further amended and restated as of December 18, 2024, and the Committee has determined that the Participant is eligible to receive Company Contributions under the Plan subject to the terms and conditions set forth in the Plan and this Participation Agreement. NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants of the parties hereto set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby expressly covenant and agree as follows: Section 1. Company Contributions. (a) For Plan Year 2025, the Company shall make Company Contributions, to be reflected in the Participant’s Company Contribution Account, as determined in accordance with Exhibit A hereto. The performance metrics and targets in connection with such Company Contributions shall be established each year in the sole discretion of the Committee, following consultation with the Chief Executive Officer of the Company. In the event Company performance relative to the established performance metrics and targets is impacted by a decision or activity that is outside of the Company’s current annual financial plan, but supports the Company's long-term strategic plan, the Committee shall give consideration to overall corporate results and achievements. The Committee may exercise discretion regarding the performance metrics used to assess overall corporate performance relative to both the Company’s current annual financial plan and long-term strategic plan when determining Company Contributions. Decisions and activities that may occur that are outside of the Company’s current annual financial plan may include acquisitions, acquisition-related accounting issues, changes in FDIC premiums, special assessments, gains or losses on bank-owned properties and other events that were not foreseeable at the time the Company’s current annual financial plan was prepared. (b) Any Company Contributions made pursuant to this Participation Agreement shall be reflected in the Participant’s Company Contribution Account effective as of the January 1 immediately following the Plan Year to which the Company Contribution relates.

2 Exhibit 10.1 2738094.v2 (c) In order to be eligible to receive a Company Contribution for a Plan Year, the Participant must (i) have a performance rating of at least “satisfactory” for the Plan Year to which the Company Contribution relates (as determined by the Committee) and (ii) not have died or incurred a Separation from Service prior to the end of the Plan Year to which the Company Contribution relates; provided, however, that the Participant shall be eligible to receive a pro rata Company Contribution for any Plan Year during which the Participant dies or incurs a Separation from Service due to the Participant’s Disability, termination by the Company without Cause, termination by the Participant for Good Reason, or termination by either the Company or the Participant following the Participant reaching age 65, with such pro rata Company Contribution based upon the number of days in such Plan Year prior to the Participant’s death or Separation from Service and actual Company performance for the entire Plan Year. Section 2. Company Contribution Account. The Participant’s Company Contribution Account shall, in accordance with the Plan, be credited with the Interest Rate as of each Valuation Date until all amounts in such Company Contribution Account have been fully distributed or forfeited. Section 3. Vesting and Forfeiture of Company Contribution Account (a) Subject to Section 3(b), Section 3(c) and Section 3(d) below, the portion of the Participant’s Company Contribution Account attributable to this Participation Agreement shall vest in accordance with the following schedule, with no pro rata vesting, provided that the Participant has not incurred a Separation from Service prior to the respective vesting date: Percentage of Company Contribution Vesting Date Initial 10% First Anniversary of Award Date Additional 10% Second Anniversary of Award Date Additional 10% Third Anniversary of Award Date Additional 10% Fourth Anniversary of Award Date Additional 10% Fifth Anniversary of Award Date Additional 10% Sixth Anniversary of Award Date Additional 10% Seventh Anniversary of Award Date Additional 10% Eighth Anniversary of Award Date Additional 10% Ninth Anniversary of Award Date Final 10% Tenth Anniversary of Award Date (b) The Participant’s entire Company Contribution Account shall fully vest upon (i) a Change in Control that occurs on or before the Participant’s Separation from Service, (ii) the Participant’s Disability, if the Participant is an employee or service provider of the Company at the time of such Disability; and (iii) the Participant’s death, if the Participant is an

3 Exhibit 10.1 2738094.v2 employee or service provider of the Company at the time of such death. (c) In the event the Participant’s Separation from Service, other than as provided in Section 3(b) above and other than for Cause, occurs prior to the vesting of the Participant’s Company Contribution Account, the Participant shall forfeit all rights, title and interest in and to any unvested amounts in the Participant’s Company Contribution Account as of the Participant’s Separation from Service. (d) In the event of the Participant’s Separation from Service for Cause, the Participant shall forfeit all rights, title and interest in and to any vested and unvested amounts in the Participant’s Company Contribution Account as of the Participant’s Separation from Service. Section 4. Distribution of Company Contribution Account (a) Distribution Events. (i) Subject to Section 15(l) of the Plan, distribution of the vested portion of the Participant’s Company Contribution Account shall commence on the fifth day of the month following the later to occur of the Participant’s attainment of age 65 or the Participant’s Separation from Service other than due to the Participant’s Disability or death. (ii) Notwithstanding Section 4(a)(i) above, in the event of the Participant’s Disability or death, distribution of the vested portion of the Participant’s Company Contribution Account shall commence on the fifth day of the month following such Disability or death. (b) Form of Distribution. (i) Subject to Section 15(l) of the Plan, in the event of distribution of the Participant’s Company Contribution Account due to the Participant’s attainment of age 65 or the Participant’s Separation from Service other than due to the Participant’s Disability or death, such distribution shall be paid in 24 equal monthly installments; provided, however, that if such Separation from Service occurs within 24 months following a Change in Control, such distribution shall be in a lump sum. (ii) In the event of distribution of the Participant’s Company Contribution Account due to the Participant’s Disability or death, such distribution shall be in a lump sum. (c) Change in Distribution. The Participant may elect to change the timing of distribution set forth in this Section 4 to a later date, in accordance with Code Section 409A and such rules and procedures as the Company may prescribe, subject to the following: (i) Such election may not take effect until at least 12 months after the date it is filed with the Company; (ii) Such election must be made not later than 12 months prior to the first scheduled payment date; and

4 Exhibit 10.1 2738094.v2 (iii) To the extent required under Code Section 409A, the revised payment date must be not sooner than the five-year anniversary of the previously-scheduled payment date. Section 5. Miscellaneous (a) Restrictive Covenants. The Participant shall be bound by the restrictive covenants and other terms and conditions set forth in Exhibit B hereto. (b) Tax Withholding. The Company may withhold any taxes that are required to be withheld from the benefits provided under this Participation Agreement and the Plan. The Participant acknowledges that the Company’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities and to satisfy all applicable reporting requirements. (c) Plan Governs. Notwithstanding any provision of this Participation Agreement to the contrary, this Participation Agreement is subject to the terms of the Plan, a copy of which may be obtained by the Participant from the Company. This Participation Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Notwithstanding anything in this Participation Agreement to the contrary, in the event of any discrepancy between the corporate records of the Company and this Participation Agreement, the corporate records of the Company shall control. (signature page follows)

5 Exhibit 10.1 2738094.v2 IN WITNESS WHEREOF, each of the parties hereto has caused this Participation Agreement to be executed as of the Award Date. HERITAGE FINANCIAL CORPORATION By: /s/ Jeffrey J. Deuel Its: Chief Executive Officer PARTICIPANT ___/s/ Matthew T. Ray______________________ MATTHEW T. RAY

6 Exhibit 10.1 2738094.v2 Matthew Ray EVP Chief Lending Officer Exhibit A – DCP Agreement Company Contribution – 2025 Plan Year Pursuant to Section 1 of the Participation Agreement, a Company Contribution shall be made for the 2025 Plan Year contingent upon achievement of the applicable “Performance Metrics” set forth in the table immediately below. The Performance Metrics for the Plan Year 2025 shall be as established by the Compensation Committee at its February 2025 meeting. Upon which, the company will update this exhibit. Such Performance Metrics shall become part of this Participation Agreement without action or consent of the Participant required. 2025 Plan Year Performance Criteria and Company Contribution Percentages Performance Metric* Weighting Minimum* Target* Maximum* Actual Performance Result Company Contribution (%) ‡ Company Contribution ($) TBD 50% TBD TBD TBD TBD 50% TBD TBD TBD Total 2025 Plan Year Company Contribution *The above Performance Metrics and Minimums, Targets and Maximums shall be established each year in the sole discretion of the Committee, following consultation with the Chief Executive Officer of the Company. ‡As % of Annual Base Salary as of December 31, 2025. Company Contribution Opportunities (as % of Annual Base Salary) EPS (50%) Net Charge-offs/Avg Loans (NCO) (50%) Total Company Contribution (as % of Annual Base Salary†) Minimum 5% 5% 10% Target 10% 10% 20% Maximum or above 17.5% 17.5% 35% †As in effect on December 31 of the applicable Plan Year.

7 Exhibit 10.1 2738094.v2 Exhibit B Restrictive Covenants (a) Restrictive Covenants. The Participant hereby acknowledges and agrees that the non-competition, non-solicitation and other restrictive covenants (the “Restrictive Covenants”) set forth in Section 6 of that certain Employment Agreement made and entered into by and between the Participant and the Company, entered into November 4, 2019 (the “Employment Agreement”), are hereby incorporated into this Participation Agreement by reference as if fully and independently restated herein. (b) Remedies for Breach of Restrictive Covenants. The Participant has reviewed the provisions of this Exhibit B with legal counsel, or has been given adequate opportunity to seek such counsel, and the Participant acknowledges and expressly agrees that the covenants contained in this Exhibit B are reasonable with respect to their duration, geographical area and scope. The Participant further acknowledges that the restrictions contained in this Exhibit B are reasonable and necessary for the protection of the legitimate business interests and confidential information of the Company, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Company and such interests, and that such restrictions were a material inducement to the Company to enter into this Participation Agreement. In the event of any violation or threatened violation of the restrictions contained in this Exhibit B, in addition to and not in limitation of, any other rights, remedies or damages available to the Company under this Participation Agreement or otherwise at law or in equity, i. The Company shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Participant and any and all persons directly or indirectly acting for or with the Participant, as the case may be; and ii. The Participant shall forfeit all rights, title and interest in and to any vested and unvested amounts in the Participant’s Company Contribution Account. (c) Condition Precedent. Compliance with the Restrictive Covenants shall be a condition precedent to distribution of any amounts from the Participant’s Company Contribution Account. (d) Similar Restrictive Covenants. In the event of the existence of any other agreement between the Participant and the Company or an affiliate that (i) is in effect during the restricted periods under the Restrictive Covenants, and (ii) contains restrictive covenants that conflict with any of the provisions of this Exhibit B, then the more restrictive of such provisions from the agreements shall control, provided that such more restrictive provisions are in compliance with applicable law, for the period during which the agreements would otherwise be in effect.